UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Earliest Event Reported) September 22,1999 (September 15, 1999)


                        Citizens Bancshares Corporation
                         (Exact Name of Registrant as
                            Specified in its Charter)

       Georgia                    333-38509             58-1631302
(State or other jurisdiction    (Commission          (IRS Employer
    (of Incorporation)           File Number)     Identification Number)


                75 Piedmont Avenue, NE, Atlanta, Georgia 30302
                  (Address of principal executive offices)


                           (404) 659-5959
                   (Registrant's Telephone Number)



    (Former name or former address, if changed since last report)


ITEM 5.   OTHER EVENTS

     On September 15, 1999, Citizens Bancshares Corporation ("Registrant") and Fannie Mae consummated a transaction in which Fannie Mae purchased 66,000 shares of Registrant's voting common stock and 90,000 shares of Registrant's non-voting common stock (collectively, the "Shares"), each at a price of $9.50 per share for an aggregate purchase price of $1,482,000. The Shares, when combined with the 39,208 shares of Registrant's voting common stock already owned by Fannie Mae, represent less than 4.99% of the total number of shares of voting common stock outstanding and less than 10% of the Registrant's total shareholders' equity.

     Fannie Mae is a New York Stock Exchange company and the largest non-bank financial services company in the world. It operates pursuant to a federal charter and is the nation's largest source of financing for home mortgages.


                          Signature



     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CITIZENS BANCSHARES CORPORATION



                         By: /s/ James E. Young
                                 James E. Young
                                 President

Dated: September 22, 1999